Exhibit (a)(1)(C)

Notice of Guaranteed Delivery
for
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Peerless Systems Corporation
at
$7.00 Net Per Share
by
Mobius Acquisition Merger Sub, Inc.
a wholly owned subsidiary of
Mobius Acquisition, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON FEBRUARY 11, 2015, UNLESS THE OFFER IS EXTENDED

Do not use for signature guarantees

        This form of notice of guaranteed delivery must be used to accept the Offer to Purchase, dated January 13, 2015 (the “Offer to Purchase”) of Mobius Acquisition Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Mobius Acquisition, a Delaware limited liability company (“Parent”) to purchase all issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Peerless Systems Corporation, a Delaware corporation (“Peerless”), at a price of $7.00 per Share, to the seller in cash (the “Offer Price”), without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) enclosed herewith, if certificates for Shares and all other required documents cannot be delivered to Continental Stock Transfer & Trust (the “Depositary”) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date.

        Such form may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer Is:

Continental Stock Transfer & Trust

By Mail:	By Facsimile Transmission:	By Courier (until 11:59 P.M., New York City time on February 11, 2015):

Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, NY 10004 Attention: Corporate Actions Department Tel: (917) 262-2378	For Eligible Institutions Only: (212) 616-7610 For Confirmation Only Telephone: (917) 262-2378	Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, NY 10004 Attention: Corporate Actions Department Tel: (917) 262-2378

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal and must be mailed (not faxed) to the Depositary in accordance with the instructions contained in the Letter of Transmittal.

        The guarantee on page 4 must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to Mobius Acquisition Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Mobius Acquisition, LLC, a Delaware limited liability company (“Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 13, 2015 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the “Shares”), of Peerless Systems Corporation, a Delaware corporation (“Peerless”), indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:
Share Certificate Number(s) (if available):

DTC Participant Number:

Transaction Code Number:

Date: , 2015

Name(s) of Record Owner(s):

(Please type or print) Address(es):

(Including Zip Code)
Area Code and Telephone Number:

Signature(s):

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, an indication in the Letter of Transmittal of the tender of Direct Registration Book-Entry Shares (as defined in the Offer to Purchase), or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificate(s) and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Address:	(Including Zip Code)
Area Code and Telephone Number:
Authorized Signature:
Name:	(Please Type or Print)
Title:
Dated:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.